UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

HOLLY ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas (Address of principal executive offices)		75201-6927 (Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Amendment to the 1st Amended/Restated Agreement of Limited Partnership
Indenture
Registration Rights Agreement
Pipelines and Terminals Agreement
Form of Mortgage and Deed of Trust
Form of Mortgage and Deed of Trust
Consent, Waiver and Amendment
Description of Acquired Assets

Item 1.01 Entry into a Material Definitive Agreement.

     On February 28, 2005, Holly Energy Partners, L.P. (the “Partnership”) closed its acquisition (the “Acquisition”) of over 500 miles of light products pipelines, an associated tank farm and two light product terminals (the “Acquired Assets”) from Alon USA, Inc. and several of its wholly-owned subsidiaries (collectively, “Alon”) for $120 million in cash and 937,500 of the Partnership’s Class B subordinated units. The Partnership financed the $120 million cash portion of the consideration for the Acquired Assets with the proceeds from the Partnership’s private offering (the “Offering”) of $150 million in aggregate principal amount of 6.25% Senior Notes Due 2015 (the “Notes”) which also closed on February 28, 2005. The Partnership used the balance of the proceeds from the Offering to repay outstanding indebtedness under the revolving credit agreement of its wholly-owned subsidiary, Holly Energy Partners—Operating, L.P. (“OLP”), which was amended on February 28, 2005 to permit the Acquisition and the Offering and to amend certain covenants and other provisions. In connection with the Acquisition, the Offering and the amendment to the revolving credit agreement, the Partnership or wholly-owned subsidiaries of the Partnership entered into the material definitive agreements described below in this item. The description of each agreement is qualified in its entirety by reference to the text of the applicable agreement, each of which is included as an exhibit to this report and is incorporated by reference into this report in its entirety.

Pipelines and Terminals Agreement

     On February 28, 2005, the Partnership entered into a Pipelines and Terminals Agreement (the “Pipelines and Terminals Agreement”) with Alon with an initial term of 15 years. Alon has the option to renew the Pipelines and Terminals Agreement on the same terms for three additional 5-year terms. Pursuant to the Pipelines and Terminals Agreement, Alon agrees to transport on the acquired pipelines and throughput in the acquired terminals a volume of refined products that would result in minimum revenues to the Partnership of $20.2 million in the first year. This minimum volume commitment will increase or decrease each year at a rate equal to the percentage change in the producer price index, but not below $20.2 million per year. At revenue levels above 105% of the base revenue amount, Alon will receive an annual 50% discount on incremental revenues. In the event the Pipelines and Terminals Agreement is terminated without renewal, Alon has the right to enter into a new agreement at any time within one year after the termination on terms that both parties agree are substantially similar to the terms on which the Partnership could enter into an agreement with a third party for similar services. Alon has a right of first refusal to purchase the pipelines and terminals if the Partnership decides to sell them during the term of the Pipelines and Terminals Agreement.

     In the event that a force majeure prevents either the Partnership or Alon from performing their respective obligations under the Pipelines and Terminals Agreement, each party’s obligations under the agreement will be suspended until the affected party is able to perform. If a force majeure prevents the Partnership from performing its obligations for more than 90 days, Alon may terminate the agreement as to the pipelines or terminals affected unless the force majeure relates to a governmental order, decree, regulation or similar requirement that does not involve negligent operation of the pipelines and terminals by the Partnership, in which case Alon may not terminate the agreement as to the pipelines or terminals affected until the Partnership has been unable to perform its obligations for 12 months. Regardless of the circumstances causing a force majeure, the Partnership can prevent termination of the agreement by Alon as to the pipelines or terminals affected for up to 12 months if the Partnership is providing alternative means for Alon to transport refined products and the Partnership reimburses Alon for the incremental costs incurred with respect to the alternative transportation. Alon may undertake operation of the pipelines and terminals if a force majeure prevents the Partnership from substantially performing its obligations for more than 30 days and may purchase the pipelines and terminals for fair market value if the agreement is terminated due to a force majeure that prevents the Partnership from performing its obligations. The Partnership may terminate the agreement as to pipelines and terminals affected if a force majeure prevents Alon from performing its obligations under the agreement for more than 12 months.

     If either party defaults on specified obligations under the Pipelines and Terminals Agreement, the non-defaulting party may seek to enforce the performance of the other party and recover damages in arbitration. Alon may (1) terminate the Pipelines and Terminals Agreement after 30 days notice to the Partnership in the event the Partnership experiences certain bankruptcy-related events or if the Partnership defaults on its obligations under a mortgage or security agreement with a third party that has not entered into a non-disturbance agreement with Alon such that the third party can acquire a material portion of these assets if the Partnership has not cured the default in that time period, (2) terminate the agreement after 60 days notice if the Partnership fails to make any required payments to Alon, if the Partnership has not cured the default in that time period, and (3) terminate after 30 days notice if the Partnership fails to perform any material provision of the agreement, except where the default cannot be reasonably cured in 30 days and the Partnership is diligently proceeding to cure the default, in which case the Partnership has up to 180 days. Alon and the Partnership’s senior secured lenders entered into a non-disturbance agreement at the closing of the Acquisition. Additionally, Alon may undertake operation of the pipelines and terminals if (1) the Partnership experiences certain bankruptcy-related events or defaults on its obligations under a mortgage or security agreement with a third party that has not entered into a non-disturbance agreement with Alon such that the third party can acquire a material portion of these assets, or (2) after 30 days notice if the Partnership fails to perform any material provision of the agreement, except in certain circumstances where the Partnership’s default directly results from a breach by Alon under the Contribution Agreement (as defined below). Alon may purchase the pipelines and terminals at fair market value if the Partnership defaults under the same circumstances and the Partnership is unable to cure the default in 180 days. In the event that Alon fails to make payments to the Partnership under the Pipelines and Terminals Agreement, the Partnership may refuse receipts and deliveries after 10 days notice, and the Partnership may terminate the agreement after 60 days notice if Alon has not cured the default in that time period. The Partnership may not refuse receipts and deliveries in response to any other default by Alon unless the Partnership has received a final, nonappealable decision of an arbitrator. If either party has enforceable rights to insurance proceeds that are sufficient to cure a payment default, that party will have an additional 60 days to cure the payment default if it is using commercially reasonable efforts to do so.

     The tariff rates applicable to refined products transported on the pipelines are at fixed rates subject to annual increase or decrease based on the percentage change in the producer price index, but never below the initial tariff rates. The service fees for terminalling refined products in the terminals are initially set at rates competitive in the marketplace and will be adjusted annually based on the percentage change in the preceding two contract years in an index of comparable fees posted by competitors. Neither the Partnership nor its affiliates can transport refined products through the pipelines and terminals without Alon’s prior written consent, and, subject to common carrier laws, only Alon and shippers that it designates may transport through the pipelines and terminals.

     The Partnership has agreed not to build any competing refined products pipelines on the existing rights-of-ways for the acquired pipelines and terminals until after the initial term of the Pipelines and Terminals Agreement. There is no similar restriction on Alon.

     The Pipelines and Terminals Agreement is attached as Exhibit 10.1 to this report and is incorporated by reference into this report in its entirety.

Mortgage and Deed of Trust

     On March 1, 2005, the Partnership’s wholly-owned subsidiary, HEP Fin-Tex/Trust-River, L.P. (“Fin-Tex”), which owns the Acquired Assets following the Acquisition, entered into multiple Mortgages and Deeds of Trust with Alon (the “Mortgages”) to be filed with authorities in Texas and Oklahoma. The Mortgages grant Alon a second priority lien in the Acquired Assets to secure specified obligations of the Partnership under the Pipelines and Terminals Agreement. Alon does not have foreclosure rights under the Mortgages but in the event that Fin-Tex defaults on its obligations under the Mortgages, Alon has the right to take possession of and/or operate the Acquired Assets and to appoint a receiver for the Acquired Assets. Events of default under the Mortgages include the failure of Fin-Tex to perform its obligations under the Mortgages or the Partnership’s failure to perform specified obligations under the Pipelines and Terminals Agreement as well as certain bankruptcy-related events. The Partnership also agreed to protect the lien status of the Mortgages and not to further encumber the Acquired Assets except for certain customary permitted encumbrances, which include liens in favor of the Partnership’s senior lenders.

     The form of Mortgage and Deed of Trust filed in Oklahoma and the form of Mortgage and Deed of Trust filed in Texas are attached as Exhibit 10.2 and Exhibit 10.3, respectively, to this report and are incorporated by reference into this report in their entirety.

Amendment to Partnership Agreement

     On February 28, 2005, the general partner of the Partnership entered into Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Class B Unit Amendment”) which created the Partnership’s Class B subordinated units that were issued to Alon as consideration for the Acquired Assets. The Class B subordinated units rank equally with the Partnership’s existing subordinated units held by Holly Corporation; however, (1) the subordination period for the Class B subordinated units will terminate on the first day of any quarter ending on or after March 31, 2010 if Alon has not defaulted on its minimum volume commitment payment obligations under the Pipelines and Terminals Agreement for the three consecutive, non-overlapping four quarter periods immediately preceding that date, subject to certain grace periods, and (2) distributions to Alon with respect to the Class B subordinated units are suspended if Alon defaults on payments due to the Partnership pursuant to its minimum volume commitment under the Pipelines and Terminals Agreement. Upon termination of the Class B subordination period, the Class B subordinated units convert into common units. The Class B subordinated units are entitled to vote with the subordinated units as a single class on each matter with respect to which the subordinated units are entitled to vote. Except as provided above, the Class B subordinated units have the right to share in partnership distributions on a pro rata basis with the existing subordinated units. Alon cannot transfer the Class B subordinated units, other than to an affiliate, without the consent of our general partner. If Holly Corporation’s wholly-owned subsidiary is removed as the general partner without cause, the subordination period for the Class B subordinated units may end before March 31, 2010.

     The Class B Unit Amendment is attached as Exhibit 3.1 to this report and is incorporated by reference into this report in its entirety.

Indenture

     On February 28, 2005, the Partnership, as issuer, its wholly-owned subsidiary Holly Energy Finance Corp., as co-issuer (“Finance Corp.”, and together with the Partnership, the “Issuers”), and each of its other wholly-owned subsidiaries at the time of the Offering, as guarantors (the “Guarantors”), entered into an Indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), relating to obligations with respect to the Notes. See Item 2.03 below which describes the material terms of the Indenture and which is incorporated by reference into this item in its entirety. The Indenture is attached as Exhibit 4.1 to this report and is incorporated by reference into this report in its entirety.

Notes

     On February 28, 2005, the Issuers delivered the Notes. See Item 2.03 below which describes the material terms of the Notes and which is incorporated by reference into this item in its entirety. The form of note delivered by the Issuers is included as Exhibit 4.2 to this report and is incorporated by reference into this report in its entirety.

Guarantees

     On February 28, 2005, each Guarantor delivered a notation of guarantee evidencing its obligation to guarantee the Notes. See Item 2.03 below which describes the material terms of the Notes and which is incorporated by reference into this item in its entirety. The form of notation of guarantee delivered by each Guarantor is included as Exhibit 4.3 to this report and is incorporated by reference into this report in its entirety. In the future, each domestic subsidiary of the Partnership that guarantees other indebtedness of the Partnership or another subsidiary of the Partnership under a credit agreement must also guarantee the Notes by delivering a notation of guarantee.

Registration Rights Agreement

     On February 28, 2005, the Issuers and certain initial purchasers (the “Initial Purchasers”), entered into a Registration Rights Agreement (the “Registration Rights Agreement”) providing the holders of the Notes certain rights relating to the registration of the Notes under the Securities Act of 1933 (the “Securities Act”). See Item 2.03 below which describes the material terms of the Registration Rights Agreement and which is incorporated by reference into this item in its entirety. The Registration Rights Agreement is attached as Exhibit 4.4 to this report and is incorporated by reference into this report in its entirety.

Amendment to Revolving Credit Agreement

     On February 28, 2005, the Partnership’s wholly-owned subsidiary, OLP, Union Bank of California, N.A., as administrative agent, and certain other lending institutions identified therein, entered into a Consent, Waiver and Amendment No. 2 (the “Credit Agreement Amendment”) to OLP’s revolving credit agreement. Pursuant to the Credit Agreement Amendment, the lending institutions party to the revolving credit agreement expressly consented to the Acquisition. Additionally, the Credit Agreement Amendment amended the revolving credit agreement to, among other things, (1) permit Fin-Tex to enter into the Mortgages with Alon, (2) permit the Guarantors to guarantee the Notes, (3) require the Issuers to guarantee the indebtedness of OLP under the revolving credit agreement, (4) make less restrictive certain financial ratios that OLP is required to maintain, and (5) provide that it is an event of default if the Pipelines and Terminals Agreement is terminated. Promptly following the closing of the Acquisition, Fin-Tex granted the lenders under the revolving credit agreement liens on the Acquired Assets to secure OLP’s obligations under the revolving credit agreement.

     The Credit Agreement Amendment is attached as Exhibit 10.4 to this report and is incorporated by reference into this report in its entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On February 28, 2005, the Partnership completed the Acquisition of the Acquired Assets from Alon, as described in Items 1.01, 2.03 and 3.02 of this report which are incorporated by reference into this item. The Acquisition was completed in accordance with the Contribution Agreement, dated January 25, 2005 (the “Contribution Agreement”), among the Partnership, OLP, T&R Assets, Inc., Alon USA Refining, Inc., Alon Pipeline Assets, LLC, Alon Pipeline Logistics, LLC, Alon USA, Inc. and Alon USA,

LP, which was filed by the Partnership as Exhibit 2.1 to its Current Report on Form 8-K filed with the SEC on January 31, 2005 and which is incorporated by reference into this report as Exhibit 2.1 hereto. A detailed description of the Acquired Assets contained in the final offering memorandum dated February 11, 2005 relating to the Offering, under the caption “The pending Alon transaction”, is attached hereto as Exhibit 99.1 and is incorporated by reference into this item and this report in its entirety.

     The Partnership derived approximately 10% of its revenues in the year ended December 31, 2004 from a contract with Alon, which leases 20,000 barrels per day of capacity on the Partnership’s Artesia-Orla-El Paso pipeline.

     Historically, the Acquired Assets have not been operated as a separate division or subsidiary of Alon. Alon operated these assets as part of its more extensive transportation, terminalling, crude oil and refined products operations. As a result, Alon did not maintain complete and separate financial statements for these assets as an independent business unit. For these reasons, the Partnership believes that the Acquired Assets do not constitute a “business” under generally accepted accounting principles or federal securities laws and, accordingly, the inclusion in this report of historical financial statements and pro forma financial information for the Acquired Assets is not required by federal securities laws. Accordingly, the Partnership has not provided historical financial statements or pro forma financial information for the Acquired Assets in this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On February 28, 2005, pursuant to the Purchase Agreement with the Initial Purchasers previously described by the Partnership in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2005, the Issuers sold the Notes to the Initial Purchasers at an offering price of 100% of the aggregate principal amount of $150 million and paid the Initial Purchasers a customary discount. The private offering was conducted in accordance with the exemptions from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act and Rule 144A under the Securities Act, and outside the United States in compliance with Regulation S under the Securities Act.

     The terms of the Notes are governed by the Indenture. The Indenture contains affirmative and negative covenants that, among other things, limit the ability of the Issuers and the Guarantors to incur indebtedness, make distributions to the Partnership’s unitholders or make other restricted payments, engage in sale and leaseback transactions, effect a consolidation, merger or sale, lease or other conveyance of any of their respective assets and create liens on any of their respective assets. The Indenture also contains customary events of default, upon which the Trustee or the holders of the Notes may declare all outstanding Notes to be due and payable immediately.

     The Notes are the senior unsecured obligations of the Issuers and the Guarantors, and rank equally in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior unsecured indebtedness, senior to all of the Issuers’ and the Guarantors’ existing and future subordinated indebtedness and effectively subordinated in right of payment to all of the Issuers’ and the Guarantors’ existing and future secured debt, including debt under OLP’s revolving credit agreement.

     The Notes bear interest payable semi-annually in arrears on March 1 and September 1 of each year, starting on September 1, 2005. The Notes mature on March 1, 2015.

     At any time prior to March 1, 2008, the Partnership may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 106.25% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption. At any time prior to March 1, 2010, the Partnership may redeem some or all of the Notes at a price equal to 100% of the principal amount, plus a make-whole premium, accrued and unpaid interest and liquidated damages, if any, to the date of redemption. On or after March 1, 2010, the Partnership may redeem the Notes, in whole or in part, at the redemption prices set forth below

(expressed as percentages of principal amount), plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption:

Year	Percentage
2010	103.125%
2011	102.083%
2012	101.042%
2013 and thereafter	100.000%

     Additionally, the Partnership may be required to offer to purchase the Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption, in the event of a change of control.

     In connection with the offering of the Notes, the Issuers also entered into the Registration Rights Agreement with the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Issuers agreed to conduct a registered exchange offer for the Notes or cause to become effective a shelf registration statement providing for resale of the Notes. The Issuers are required to: (i) file a registration statement (the “Registration Statement”) within 150 days after the issue date of the Notes; (ii) use commercially reasonable efforts to cause such Registration Statement to become effective within 210 days after the issue date of the Notes; and (iii) use commercially reasonable efforts to issue the exchange notes on or prior to 30 business days after the Registration Statement has become effective. If the Issuers fail to comply with certain obligations under the Registration Rights Agreement, they will be required to pay liquidated damages in the form of additional cash interest to the holders of the Notes.

Item 3.02 Unregistered Sales of Equity Securities.

     On February 28, 2005, the Partnership issued to Alon 937,500 of its Class B subordinated units. The Class B subordinated units were issued to Alon in exchange for the Acquired Assets contributed to the Partnership in the Acquisition pursuant to the closing of the transactions contemplated by the Contribution Agreement. The Class B subordinated units were issued to Alon in a private offering conducted in accordance with the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. The material terms of the Class B subordinated units are described above under Item 1.01 (Entry into Amendment to Partnership Agreement) and are incorporated by reference into this item in their entirety. The Class B subordinated units are convertible into common units of the Partnership as described above under Item 1.01 (Entry into Amendment to Partnership Agreement).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On February 28, 2005, the general partner of the Partnership entered into the Class B Unit Amendment. The material terms of the Class B Unit Amendment are described above under Item 1.01 (Entry into Amendment to Partnership Agreement) and this description is incorporated by reference into this item in its entirety.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

2.1	Contribution Agreement, dated January 25, 2005, among the Partnership, OLP, T&R Assets, Inc., Alon USA Refining, Inc., Alon Pipeline Assets, LLC, Alon Pipeline Logistics, LLC, Alon USA, Inc. and Alon USA, LP (incorporated by reference to Exhibit 2.1 of the Partnership’s Current Report on Form 8-K filed with the SEC on January 31, 2005).

3.1	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated February 28, 2005.

4.1	Indenture, dated February 28, 2005, among the Issuers, the Guarantors and the Trustee.

4.2	Form of 6.25% Senior Note Due 2015 (included as Exhibit A to the Indenture filed as Exhibit 4.1 hereto).

4.3	Form of Notation of Guarantee (included as Exhibit E to the Indenture filed as Exhibit 4.1 hereto).

4.4	Registration Rights Agreement, dated February 28, 2005, among the Issuers and the Initial Purchasers.

10.1	Pipelines and Terminals Agreement, dated February 28, 2005, among the Partnership and Alon USA, LP.

10.2	Form of Mortgage and Deed of Trust (Oklahoma).

10.3	Form of Mortgage and Deed of Trust (Texas).

10.4	Consent, Waiver and Amendment No. 2, dated February 28, 2005, among OLP, the existing guarantors identified therein, Union Bank of California, N.A., as administrative agent, and certain other lending institutions identified therein.

99.1	Description of Acquired Assets.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.
its General Partner

	By:	Holly Logistic Services, L.L.C.
its General Partner

		By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President & Chief
Financial Officer

Date: March 4, 2005

1

Exhibits
2.1	Contribution Agreement, dated January 25, 2005, among the Partnership, OLP, T&R Assets, Inc., Alon USA Refining, Inc., Alon Pipeline Assets, LLC, Alon Pipeline Logistics, LLC, Alon USA, Inc. and Alon USA, LP (incorporated by reference to Exhibit 2.1 of the Partnership’s Current Report on Form 8-K filed with the SEC on January 31, 2005).

3.1	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated February 28, 2005.

4.1	Indenture, dated February 28, 2005, among the Issuers, the Guarantors and the Trustee.

4.2	Form of 6.25% Senior Note Due 2015 (included as Exhibit A to the Indenture filed as Exhibit 4.1 hereto).

4.3	Form of Notation of Guarantee (included as Exhibit E to the Indenture filed as Exhibit 4.1 hereto).

4.4	Registration Rights Agreement, dated February 28, 2005, among the Issuers and the Initial Purchasers.

10.1	Pipelines and Terminals Agreement, dated February 28, 2005, among the Partnership and Alon USA, LP.

10.2	Form of Mortgage and Deed of Trust (Oklahoma).

10.3	Form of Mortgage and Deed of Trust (Texas).

10.4	Consent, Waiver and Amendment No. 2, dated February 28, 2005, among OLP, the existing guarantors identified therein, Union Bank of California, N.A., as administrative agent, and certain other lending institutions identified therein.

99.1	Description of Acquired Assets.